As filed with the Securities and Exchange Commission on February 28, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	81-1567056
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2401 4th Avenue, Suite 1050

Seattle, Washington, 98121

(206) 838-0500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marvin L. White

President and Chief Executive Officer

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, Washington, 98121

(206) 838-0500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sean M. Donahue Paul Hastings LLP 2050 M Street, NW Washington, DC 20036 (202) 551-1704	SoYoung Kwon Senior Vice President and General Counsel Aptevo Therapeutics Inc. 2401 4th Avenue, Suite 1050 Seattle, Washington, 98121 (206) 838-0500	Charles E. Phillips Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED February 28, 2025

PRELIMINARY PROSPECTUS

Up to 1,557,632 Shares of Common Stock

Up to 1,557,632 Pre-Funded Warrants to Purchase up to 1,557,632 Shares of Common Stock

Up to 3,115,264 Common Warrants to Purchase up to 3,115,264 Shares of Common Stock

Up to 4,672,896 Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

This is a reasonable best efforts public offering of up to 1,557,632 shares (the “shares”) of our common stock, par value $0.001 per share ("common stock") together with up to 3,115,264 common warrants to purchase up to 3,115,264 shares of common stock at an assumed combined public offering price of $3.21 per share and common warrant (the last reported sale price per share of our common stock on the Nasdaq Capital Market, on February 24, 2025). Each share of common stock is being offered together with two common warrants, each to purchase one share of common stock. The common warrants will be exercisable beginning on the effective date of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) to permit the exercise of the common warrants (“Stockholder Approval”) at an exercise price of $ per share and will expire five years from the date of Stockholder Approval, provided however, if the Pricing Conditions (as defined below) are met, the common warrants will be exercisable upon issuance (the "Initial Exercise Date") and will expire five years from the Initial Exercise date. In the event that we are unable to obtain any required Stockholder Approval, and the Pricing Conditions are not met, the common warrants will not be exercisable and therefore have no value. As used herein "Pricing Conditions" means that the combined offering price per share and accompanying common warrants is such that the Stockholder Approval is not required under Nasdaq rules because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable "Minimum Price" per share under Nasdaq rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the warrants) meet the pricing requirements under the Nasdaq rules. The shares of common stock and common warrants will be separately issued. This prospectus also covers the shares of common stock issuable from time to time upon the exercise of the common warrants.

We are also offering pre-funded warrants to those purchasers, whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each pre-funded warrant is being offered together with the same two common warrants, each to purchase one share of common stock described above being offered with each share of common stock. The purchase price of each pre-funded warrant will equal the combined public offering price per share of common stock and common warrants being sold in this offering, less the $0.0001 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. The pre-funded warrants and common warrants will be separately issued. For each pre-funded warrant that we sell, the number of shares of common stock that we are selling will be decreased on a one-for-one basis. This prospectus also covers the shares of common stock issuable from time to time upon the exercise of the pre-funded warrants.

There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants or common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

We have engaged Roth Capital Partners, LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of shares of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 22 of this prospectus for more information regarding these arrangements. This offering will terminate no later than April 15, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date.

Our common stock is listed on the Nasdaq Capital Market under the symbol “APVO.” On February 24, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.21 per share. All share, common warrant and pre-funded warrant numbers are based on an assumed combined public offering price of $3.21 per share or pre-funded warrant, as applicable, and common warrants. The actual combined public offering price per share and common warrants and the actual combined public offering price per pre-funded warrant and common warrants will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information By Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Total
Offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

________________________

(1)
We have agreed to pay the placement agent a cash placement commission equal to 7% of the aggregate proceeds from this offering subject to a partial adjustment in the event certain investors participate. We have also agreed to reimburse the placement agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” for additional information about the compensation payable to the placement agent.
(2)
Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We estimate the total expenses of this offering payable by us, excluding the placement agent fee, will be approximately $265,000.

The delivery of the shares of common stock and any pre-funded warrants and common warrants to purchasers is expected to be made no later than April 15, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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our ability to continue as a going concern;
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our failure to maintain compliance with the Nasdaq Capital Market's ("Nasdaq") continued listing requirements could result in the delisting of our common stock;
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our plans to develop and commercialize our drug candidates;
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our ability to become profitable;
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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
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our ability to maintain and establish collaborations or obtain additional funding;
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our ability to obtain regulatory approval of current and future drug candidates;
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our expectations regarding our ability to fund operating expenses and capital expenditure requirements with our existing cash and cash equivalents, and future expenses and expenditures;
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our ability to secure sufficient funding and alternative source of funding to support when needed and on terms favorable to us to support our business objective, product development, other operations or commercialization efforts;
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the success of our clinical development activities, clinical trials and research and development programs;
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our ability to retain key employees, consultants and advisors;
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our ability to obtain, maintain, protect and enforce sufficient intellectual property rights for our candidates and technology;
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our anticipated strategies and our ability to manage our business operations effectively;
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the impact of legislative, regulatory or policy changes;
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the possibility that we may be adversely impacted by other economic, business, and/or competitive factors; and
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other risks and uncertainties, including those listed in the "Risk Factors" section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements

ii

that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to the terms “APVO,” “the Company,” “we,” “us” and “our” refer to Aptevo Therapeutics Inc., together with its subsidiaries, unless the context otherwise requires. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and the information incorporated herein by reference are the property of their respective owners.

Business Overview

We are a clinical-stage, research and development biotechnology company focused on developing novel immunotherapy candidates for the treatment of different forms of cancer. We have developed two versatile and enabling platform technologies for rational design of precision immune modulatory drugs and have two clinical candidates and three preclinical candidates currently in development. Clinical candidate mipletamig is a CD3xCD123 T cell engager currently being clinically evaluated in the RAINIER trail, part one of a Phase 1b/2 program initiated in August 2024 for the treatment of frontline acute myelogenous leukemia (AML) in combination with standard of care venetoclax + azacitidine. Clinical candidate ALG.APV-527 targets 4-1BB (co-stimulatory receptor) and 5T4 (tumor antigen). The compound is designed to reactivate antigen-primed T cells to specifically kill tumor cells and is currently being evaluated for the treatment of multiple solid tumor types.

Preclinical candidates, APVO603 and APVO711, were also developed using our ADAPTIR® modular protein technology platform. Our preclinical candidate APVO442 was developed using our ADAPTIR-FLEX® modular protein technology platform. We wholly own both platforms which enable us to efficiently design and create new molecules, supporting our pipeline growth.

Our ADAPTIR and ADAPTIR-FLEX platforms are designed to generate monospecific, bispecific, and multi-specific antibody candidates capable of enhancing the human immune system against cancer cells. ADAPTIR and ADAPTIR-FLEX are both modular platforms, which gives us the flexibility to potentially generate immunotherapeutic candidates with a variety of mechanisms of action. This flexibility in design allows us to generate novel therapeutic candidates that may provide effective strategies against difficult to treat, as well as advanced forms of cancer. We have successfully designed and constructed numerous investigational-stage product candidates based on our ADAPTIR platform. The ADAPTIR platform technology is designed to generate monospecific and bispecific immunotherapeutic proteins that specifically bind to one or more targets, for example, bispecific therapeutic molecules, which may have structural and functional advantages over monoclonal antibodies. We have also developed a preclinical candidate based on the ADAPTIR-FLEX platform which is advancing in our pipeline. The structural differences of ADAPTIR and ADAPTIR FLEX molecules over monoclonal antibodies allow for the development of immunotherapies that are designed to engage immune effector cells and disease targets to produce signaling responses that modulate the immune system to kill tumor cells. We believe we are skilled at candidate generation, validation, and subsequent preclinical and clinical development.

Our Strategy

We seek to grow our business by, among other things:

Advancing our lead clinical blood cancer candidate, mipletamig, through clinical development to evaluate its therapeutic potential alone and in combination with other therapies. Based on the positive results from our Phase 1 dose escalation and dose expansion studies, we are conducting a dose optimization Phase 1b/2 trial, RAINIER, in frontline AML patients who are receiving a combination of mipletamig and the standard of care (venetoclax + azacitidine) for patients who are unfit for intensive chemotherapy to assess safety and efficacy of mipletamig and to determine a recommended Phase 2 dose. Positive initial results from the frontline RAINIER trial show continued favorable efficacy and safety outcomes similar to those observed in the completed dose expansion phase of the trial. These results showed a 100% complete remission rate in the first cohort, including one patient who experienced complete remission with no minimal residual disease (MDR-negative). All patients achieved remission within thirty (30) days of the start of treatment. Cohort 2 of the frontline RAINIER trial is currently enrolling.

Advancing our lead solid tumor candidate, ALG.APV-527, developed in partnership with Alligator Bioscience AB (Alligator), in the clinic. Aptevo and Alligator continue to investigate ALG.APV-527 for the treatment of multiple solid tumor types with 5T4-tumor expressing antigens. Preliminary results from the first five (5) cohorts that included nineteen (19) patients showed that 58% of patients achieved a best response of stable disease. Positive safety (no liver toxicity, a common and potentially serious side effect associated with similar treatments), tolerability, and clinical activity. ALG.APV-527 targets the 4-1BB co-stimulatory receptor (on T lymphocytes and NK cells) and 5T4 (solid tumor antigen) and is designed to promote anti-tumor immunity. We believe this compound has the potential to be clinically important because 4-1BB can stimulate the immune cells (tumor-specific T cells and NK cells) involved in tumor control, making 4-1BB a particularly compelling target for cancer immunotherapy.

Continued development and advancement of our preclinical candidates, APVO603 (targeting 4-1BB (CD137) and OX40 (CD134), both members of the TNF-receptor family), APVO442 (targeting Prostate Specific Membrane Antigen (PSMA), a tumor antigen that is highly expressed on prostate cancer cells and CD3), and APVO711 (an anti-PD-L1 x anti-CD40 compound). We continue to advance APVO711, APVO603 and APVO442 through preclinical and IND-enabling studies. In January 2023, we filed a provisional patent with the U.S. Patent and Trademark Office (USPTO) pertaining to APVO711. In January 2024, the provisional patent was amended to include new preclinical data and a patent application under the Patent Cooperation Treaty ("PCT") pertaining to APVO711, which has the potential to treat a range of solid malignancies such as head and neck cancer. APVO711 is a dual mechanism bispecific antibody candidate that is designed to provide synergistic stimulation of CD40 on antigen presenting cells while simultaneously blocking the PD-1/PD-L1 inhibitory pathway to potentially promote a robust anti-tumor response. Preclinical studies are planned to further evaluate the mechanism of action and efficacy of APVO711.

Development of novel bispecific and multi-specific proteins for the treatment of cancer using our ADAPTIR and ADAPTIR-FLEX platforms. We have expertise in molecular and cellular biology, immunology, oncology, pharmacology, translational sciences, antibody engineering and the development of protein therapeutics. This includes target validation, preclinical proof of concept, cell line development, protein purification, bioassay and process development and analytical characterization. We focus on product development using our ADAPTIR and ADAPTIR-FLEX platforms. We plan to generate additional monospecific, bispecific, and multi-specific protein immunotherapies for development, potentially with other collaborative partners, to exploit the potential of the ADAPTIR and ADAPTIR-FLEX platforms. We will select novel candidates that have the potential to demonstrate proof of concept early in development. We expect to continue to expand the ADAPTIR and ADAPTIR-FLEX product pipelines to address areas of unmet medical need. Bispecific therapeutics are increasingly recognized as potent anti-cancer agents. Sixteen new bispecific agents have been approved for use by the FDA in the last three years and there is a total of 125 bispecific drug candidates currently in development. We believe our candidates in development and our future molecules derived from our ADAPTIR and ADAPTIR-FLEX platforms will be highly competitive in the market as they are rationally designed for safety and tolerability as well as efficacy.

Establishing collaborative partnerships to broaden our pipeline and provide funding for research and development. We intend to pursue collaborations with other biotechnology and pharmaceutical companies, academia, and non-governmental organizations to advance our product portfolio.

Product Candidates and Platform Technology

Product Portfolio

Our current product candidate pipeline is summarized in the table below:

PROGRAM (Target)	POTENTIAL INDICATION(S)	PRECLINICAL	PHASE 1 (First-in-Human)	PHASE 2	NOTES
CLINICAL PROGRAMS	**Mipletamig (Formerly APVO436)** (CD3 x CD123)	Frontline AML				RAINIER Phase 1b/2 frontline AML trial enrolling* Orphan Drug Designation
	ALG.APV-527** (4-1BB x 5T4)	NSCLC, Head & Neck, Colorectal, Pancreatic, Breast, Other Solid Tumors				Phase 1 dose escalation part concluding
PRE-CLINICAL PROGRAMS	**APVO711** (PD-L1 x CD40)	Multiple solid tumors				Preclinical studies ongoing
	APVO603 (4-1BB x OX40)	Multiple solid tumors				IND enabling studies ongoing
	APVO442 (PSMA x CD3)	Prostate Cancer				IND enabling studies ongoing

*mipletamig combined with standard of care venetoclax + azacitidine in frontline patients

***Partnered with Alligator Bioscience*

Platform Technologies

Characteristics	Technology	
	ADAPTIR®	**ADAPTIR-FLEX®**
Drug Targeting	Binds up to two targets	Binds up to four targets
Genetic & Structural Format	Single gene that assembles into a homodimer based on an antibody backbone	Two genes that assemble into a heterodimer based on a mutated antibody backbone
Half-Life	Contains Immunoglobulin Gamma 1 Fc	
Effector Function	Fc mutations may be utilized to eliminate binding to Fc Gamma Receptors or to enhance effector function	
Manufacturing	Antibody-like manufacturing processes	
Current Pipeline Candidates	Mipletamig (CD123 x CD3) ALG.APV-527 (41BB x 5T4) APVO603 (41BB x OX40) APVO711 (PD-L1 x CD40)	APVO442 (PSMA x CD3)

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. To the extent we qualify as a smaller reporting company, we may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including, among other things, providing only two years of audited financial statements and we are also permitted to elect to incorporate by reference information filed after the effective date of the S-1 registration statement of which this prospectus forms a part. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

On August 6, 2015, Emergent BioSolutions Inc. (“Emergent”), announced a plan to separate into two independent publicly traded companies. To accomplish this separation, Emergent created Aptevo Therapeutics Inc. (“Aptevo”), to be the parent company for the development-based biotechnology business focused on novel oncology and hematology therapeutics. Aptevo was incorporated in Delaware in February 2016 as a wholly owned subsidiary of Emergent. To effect the separation, Emergent made a pro rata distribution of Aptevo’s Common Stock to Emergent’s stockholders on August 1, 2016.

Our Common Stock currently trades on the Nasdaq under the symbol “APVO.” Our primary executive offices are located at 2401 4th Avenue, Suite 1050, Seattle, Washington and our telephone number is (206) 838-0500. Our website address is www.aptevotherapeutics.com. The information contained in, or that can be accessed through, our website is not a part of or incorporated by reference in this prospectus, and you should not consider it part of this prospectus or of any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

THE OFFERING

Common Stock to be Offered	Up to 1,557,632 shares.
Pre-funded Warrants to be Offered

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant and accompanying common warrants will equal the price at which the share of common stock and accompanying common warrants are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue two common warrants, each to purchase one share of common stock for each share of our common stock and for each pre-funded warrant to purchase one share of our common stock sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Common Warrants to be Offered

Common warrants to purchase up to 3,115,264 shares of our common stock. Each common warrant has an exercise price of $ per share of common stock. Common warrants will become exercisable beginning on the date of the Stockholder Approval and will expire five years from the date of Stockholder Approval, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance (the "Initial Exercise Date") and will expire five years from the Initial Exercise Date.

The shares of common stock and pre-funded warrants, and the accompanying common warrant, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants and the pre-funded warrants.

Common Stock to be Outstanding Before this Offering	1,458,445 shares.
Common Stock to be Outstanding Immediately After this Offering	3,016,077 shares, (assuming full exercise of the pre-funded warrants and assuming no exercise of the common warrants).
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $4.4 million, excluding the proceeds, if any, from the cash exercise of the common warrants in this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including the further development of our product candidates. See “Use of Proceeds” for additional information.

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq Symbol

Our common stock is listed on the Nasdaq Capital Market under the symbol “APVO.” There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

The above discussion is based on 1,458,445 shares of our common stock outstanding as of February 24, 2025, assumes no sale of pre-funded warrants and excludes, as of that date, the following:

•
328 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $20,772.78 per share;
•
1,868 shares of Common Stock issuable upon the vesting of outstanding restricted stock units at a weighted average fair value per unit of $164.64 per share;
•
2,849 shares of Common Stock reserved for future grants of equity-based awards under our equity incentive plans;
•
39 shares of Common Stock issuable upon the exercise of Series A common warrants at an exercise price of $1,009.36 per share;
•
711 aggregate shares of Common Stock issuable upon the exercise of Series A-1, Series A-2 and Series B-2 common warrants, respectively, at an exercise price of $379.32 per share;
•
3,608 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $49.95 per share;
•
19,695 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $8.60 per share; and
•
1,647,088 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $9.53 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase. You may also experience future dilution as a result of future equity offerings.

The price per share, together with the number of shares of our common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. Our historical net tangible book value as of January 31, 2025 was $0.5 million, or approximately $0.37 per share of our common stock. After giving effect to the 1,557,632 shares of our common stock or the exercise of the pre-funded warrants to be sold in this offering at an assumed public offering price of $3.21 per share, our as adjusted net tangible book value as of January 31, 2025 would have been $4.9 million, or approximately $1.63 per share of our common stock. This represents an immediate increase in the net tangible book value of $1.26 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.58 per share of our common stock to new investors, representing the difference between the assumed public offering price and our as adjusted net tangible book value as of January 31, 2025, after giving effect to this offering, and the assumed public offering price per share.

In addition, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

There is no public market for the common warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

The common warrants are not exercisable until Stockholder Approval and may not have any value, provided however, if the Pricing Conditions are met, the warrants will be exercisable upon issuance.

Under Nasdaq listing rules, the common warrants are not exercisable without Stockholder Approval, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance, for the issuance of shares issuable upon exercise of the common warrants. While we intend to use reasonable best efforts to seek Stockholder Approval for issuances of shares of common stock issuable upon exercise of the common warrants, there is no guarantee that the Stockholder Approval will ever be obtained. The common warrants will be exercisable commencing on the date Stockholder Approval is obtained, if at all, or upon issuance if Pricing Conditions are met, at an initial exercise price per share of $ . In the event that the price of a share of our common stock does not exceed the exercise price of the common warrants during the period when the common warrants are exercisable, the common warrants may not have any value. If we are unable to obtain the Stockholder Approval, and the Pricing Conditions are not met, the common warrants will not be exercisable and therefore would have no value.

In addition, we may incur substantial cost, and management may devote substantial time and attention, in attempting to obtain Stockholder Approval of the issuance of shares of common stock upon exercise of the common warrants issued in this offering.

The common warrants and pre-funded warrants are speculative in nature.

The common warrants and pre-funded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, only following receipt of the Stockholder Approval, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $ per share of common stock, and holders of the pre-funded warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the common warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the common warrants or pre-funded warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants or pre-funded warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants or for holders of the pre-funded warrants to exercise the pre-funded warrants.

Holders of the warrants offered hereby will have no rights as common stockholders with respect to the shares of our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the warrants.

Until holders of the common warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the warrants. Upon exercise of the common warrants and the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

This is a reasonable best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase our securities without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into any financings for 45 days from closing; and (iii) indemnification for breach of contract.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $4.4 million, after deducting the placement agent fees and estimated offering expenses payable by us, assuming no sale of any fixed combinations of pre-funded warrants and warrants offered hereunder. We may only receive additional proceeds from the exercise of the common warrants issuable in connection with this offering if the Stockholder Approval is obtained, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance and, if such common warrants are exercised in full for cash, the estimated net proceeds will increase to $9.2 million. However, because this is a reasonable best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We currently intend to use the net proceeds from this offering for working capital to fund our clinical programs and general corporate purposes, including the further development of our product candidates. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of January 31, 2025:

•
on an actual basis; and
•
on an as adjusted basis to reflect the issuance and sale of common stock and accompanying common warrants in this offering, after deducting placement agent fees and estimated offering expenses payable by us. The as adjusted basis assumes no pre-funded warrants are sold in this offering and excludes the proceeds, if any, from the exercise of any common warrants issued in this offering.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated herein by reference.

	As of January 31, 2025
(in thousands)	Actual	As adjusted
Cash and cash equivalents	$6,299	$10,684
Common stock: $0.001 par value; 500,000,000 shares authorized; 1,458,445 shares issued and outstanding, actual; 3,016,077 shares issued and outstanding, pro forma as adjusted	84	86
Additional paid-in capital	252,213	256,596
Accumulated deficit	(249,480)	(249,480)
Total stockholders' equity	$2,817	$7,202

Each $1.00 increase (decrease) in the assumed public offering price of $3.21 per share would increase (decrease) each of cash and cash equivalents, additional paid-in capital and total shareholders’ equity by approximately $2.0 million, assuming the number of shares of common stock and common warrants offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated placement agent fees and estimated offering expenses. Similarly, each increase (decrease) of 100,000 shares in the number of shares of common stock and common warrants offered would increase (decrease) cash and cash equivalents, additional paid-in capital and total shareholders’ equity by approximately $0.3 million, assuming the assumed public offering price remains the same, and after deducting estimated placement agent fees and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion is based on 1,458,445 shares of our common stock outstanding as of January 31, 2025, assumes no sale of pre-funded warrants and excludes, as of that date, the following:

•
328 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $20,772.78 per share;
•
1,868 shares of Common Stock issuable upon the vesting of outstanding restricted stock units at a weighted average fair value per unit of $170.52 per share;
•
2,849 shares of Common Stock reserved for future grants of equity-based awards under our equity incentive plans;
•
39 and 39 shares of Common Stock issuable upon the exercise of Series A and Series B common warrants, respectively, at an exercise price of $1,009.36 per share;
•
237 and 237 shares of Common Stock issuable upon the exercise of Series A-1 and Series A-2 common warrants, respectively, at an exercise price of $379.32 per share;
•
237 and 237 shares of Common Stock issuable upon the exercise of Series B-1 and Series B-2 common warrants, respectively, at an exercise price of $379.32 per share;

•
3,608 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $49.95 per share;
•
19,695 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $8.60 per share; and
•
1,647,088 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $9.53 per share.

DILUTION

If you purchase shares of our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of January 31, 2025, our net tangible book value was $0.5 million, or $0.37 per share of Common Stock.

After giving effect to the foregoing pro forma adjustments and the sale by us of 1,557,632 shares of common stock and accompanying common warrants at an assumed public offering price of $3.21 per share and accompanying common warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of January 31, 2025, would have been $4.9 million, or $1.63 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $1.26 per share to our existing stockholders, and an immediate dilution of $1.58 per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed combined public offering price per share and common warrants	$3.21
Net tangible book value per share as of January 31, 2025	$0.37
Net increase in net tangible book value per share attributable to existing shareholders	$1.26
As adjusted net tangible book value per share after this offering	$1.63
Dilution in net tangible book value per share to new investors in the offering	$(1.58)

The above discussion is based on 1,458,445 shares of our common stock outstanding as of January 31, 2025, assumes no sale of pre-funded warrants and excludes, as of that date, the following:

•
328 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $20,772.78 per share;
•
1,868 shares of Common Stock issuable upon the vesting of outstanding restricted stock units at a weighted average fair value per unit of $170.52 per share;
•
2,849 shares of Common Stock reserved for future grants of equity-based awards under our equity incentive plans;
•
39 and 39 shares of Common Stock issuable upon the exercise of Series A and Series B common warrants, respectively, at an exercise price of $1,009.36 per share;
•
237 and 237 shares of Common Stock issuable upon the exercise of Series A-1 and Series A-2 common warrants, respectively, at an exercise price of $379.32 per share;
•
237 and 237 shares of Common Stock issuable upon the exercise of Series B-1 and Series B-2 common warrants, respectively, at an exercise price of $379.32 per share;
•
3,608 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $49.95 per share;
•
19,695 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $8.60 per share; and
•
1,647,088 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $9.53 per share.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 500,000,000 shares of Common Stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.001 par value per share. Our Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the Nasdaq under the trading symbol “APVO.” As of February 24, 2025, 1,458,445 shares of Common Stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The summary is qualified in its entirety by reference to our certificate of incorporation and our bylaws.

Authorized Shares

Our authorized Shares consists of 500,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Our Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the Nasdaq under the trading symbol “APVO.”

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Each share of Common Stock includes an associated right pursuant to and as set forth in the Rights Agreement that we entered into with Broadridge Corporate Issuer Solutions, Inc. on November 8, 2020 (the “rights agreement”). Each right initially represents the right to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.001 per share. This right is not exercisable until the occurrence of certain events specified in such rights agreement. The value attributable to these rights, if any, is reflected in the value of our Common Stock. The rights agreement and the rights granted thereunder will expire upon the earliest to occur of (i) the date on which all of such rights are redeemed, (ii) the date on which such rights are exchanged, and (iii) the close of business on October 31, 2025.

Fully Paid and Nonassessable.

All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to designate up to 15,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The Delaware General Corporation Law (“DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

We have an aggregate of 1,671,141 common warrants outstanding from our registered direct and public offerings in August 2023, April 2024 and July 2024 and warrant inducement agreements in November 2023 and December 2024, for which we may receive up to an additional $16.4 million in gross proceeds if exercised.

The exercise price and the number of shares of common stock purchasable upon the exercise of the outstanding common warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of our common stock. If, at any time the outstanding common warrants are outstanding and a fundamental transaction, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, occurs the holders of the outstanding common warrants will be entitled to receive upon exercise of the outstanding common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the outstanding common warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the common warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity. Additionally, as more fully described in the common warrants, at the option of the holders of the common warrants the holder can receive consideration in the same type and form of an amount equal to the Black Scholes value (as defined in the common warrant) of such unexercised common warrants on the date of consummation of such transaction. Except as otherwise provided in the outstanding common warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of outstanding common warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s outstanding common warrants. The outstanding common warrants provide that the holders of the outstanding common warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation, Our Bylaws, the DGCL and our Rights Plan

Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Staggered Board; Removal of Directors. Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of Common Stock outstanding are able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 75% of our outstanding Common Stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminates the right of stockholders to act by written consent without a meeting. Our amended and restated bylaws also provide that only our chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations, Proposals and Amendments. Our amended and restated bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice. Our certificate of incorporation and bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 75% or more of our outstanding Common Stock.

Shareholder Rights Plan. On November 8, 2020, our board of directors adopted a rights plan pursuant to our rights agreement. The rights plan works by causing substantial dilution to any person or group that acquires beneficial ownership of ten percent (10%) or more of our Common Stock without the approval of our board of directors. As a result, the overall effect of the rights plan and the issuance of the rights pursuant to the rights plan may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by our board of directors. The rights plan is not intended to interfere with any merger, tender or exchange offer or other business combination approved by our board of directors. The rights plan also does not prevent our board of directors from considering any offer that it considers to be in the best interest of our stockholders.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

On November 1, 2024, Aptevo Therapeutics Inc. entered into Amendment No. 4 to the Rights Agreement, dated as of November 8, 2020, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, as amended. The Amendment extends the definition of “Final Expiration Date” (as defined in the Rights Agreement) and certain related language in the Rights Agreement to October 31, 2025. The Amendment also changes the definition of “Purchase Price” (as defined in the Rights Agreement) and certain related language in the Rights Agreement to $70 per one one-thousandth of a Preferred Share.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge, which can be contacted at 51 Mercedes Way, Edgewood, NY 11717, shareholder@broadridge.com, or +1 (720) 378-5591. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Capital Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “APVO.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 1,557,632 shares of our common stock (or pre-funded warrants in lieu of) and up to 3,115,264 common warrants to purchase up to 3,115,264 shares of common stock. Each share of common stock is being offered together with two common warrants, each to purchase one share of common stock. We are also offering pre-funded warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stocks that would result in such excess ownership. Each pre-funded warrant will be exercisable for one share of common stock. Each pre-funded warrant is being offered together with two common warrants, each to purchase one share of common stock. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and common warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus and are incorporated herein by reference.

Common Warrants

General

The following is a summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Stockholder Approval

If Pricing Conditions are not met then under Nasdaq listing rules, the common warrants will not be exercisable without Stockholder Approval. If Pricing Conditions are not met and Stockholder Approval is needed, we have agreed to hold a special meeting of the stockholders, within ninety (90) days following the closing of this offering, in order to seek such Stockholder Approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from our stockholders in order to permit the exercise of the common warrants. We cannot assure you that we will be able to obtain Stockholder Approval. In the event that we are unable to obtain the Stockholder Approval, and the Pricing Conditions are not met, the common warrants will not be exercisable and therefore have no value. We have agreed to use reasonable best efforts to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the date hereof, but in no event later than ninety (90) days after the closing of the offering, in order to obtain Stockholder Approval. If the Company does not obtain Stockholder Approval with respect to the terms of the common warrants at the first special meeting of the stockholders, the Company shall call a meeting every sixty (60) days thereafter to seek such Stockholder Approval until the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

Duration, Exercise Price and Form

The Company is offering common warrants to purchase up to an aggregate of 3,115,264 shares of our common stock. Each common warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of Stockholder Approval, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance, and from time to time thereafter through and including the five year anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock and will be held separately immediately thereafter. Two common warrants, each to purchase one share of our common stock will be issued for every share of common stock or pre-funded warrant to purchase one share purchased in this offering. The common warrants will be issued in certificated form only.

Exercisability

The common warrants are not exercisable without first obtaining the Stockholder Approval, provided however, if the Pricing Conditions are met, the common warrants will be exercisable upon issuance. Assuming the Stockholder Approval is obtained, or Pricing Conditions are met, the common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the form of common warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the common warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity. Additionally, as more fully described in the common warrants, at the option of the holders of the common warrants the holder can receive consideration in the same type and form of an amount equal to the Black Scholes value (as defined in the common warrant) of such unexercised common warrants on the date of consummation of such transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at the Company's election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the common warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the common warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the common warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of common warrants does not have the rights or privileges of a holder of our common stock, including any voting rights until such holder exercises such holder’s common warrants. The common warrants will provide that the holders of the common warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The common warrant may be modified or amended or the provisions of the common warrant waived with our and the holder’s written consent.

Pre-funded Warrants

General

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form

Each pre-funded warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be, at the Company's election, either rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited. The shares of common stock issuable upon exercise of the pre-funded warrants are currently traded on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the common warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity.

Waivers and Amendments

The pre-funded warrant may be modified or amended or the provisions of the pre-funded warrant waived with our and the holder’s written consent.

PLAN OF DISTRIBUTION

We engaged Roth Capital Partners, LLC (“Roth” or the “placement agent”), to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. Roth is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agent. The placement agent will have no authority to bind us. This offering will terminate no later than April 15, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and accompanying common warrant will be fixed for the duration of this offering. Roth may engage one or more sub-placement agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Placement Agent Fees and Expenses

The following table shows the per share and accompanying common warrants, and per pre-funded and accompanying common warrants, and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Total
Offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$
1.
We have agreed to pay to the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering subject to a partial adjustment in the event certain investors participate. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.
2.
We have also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by the placement agent in connection with this offering in an amount equal to $100,000.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $265,000, all of which are payable by us. This figure includes the placement agent’s accountable expenses, including, but not limited to, legal fees for placement agent’s legal counsel, that we have agreed to pay at the closing of the offering up to an aggregate expense reimbursement of $100,000.

Tail

In the event this offering does not close we have also agreed to pay the placement agent a tail fee equal to the cash compensation in this offering, subject to certain exceptions, if any investor, who the placement agent conducted discussions with on behalf of the Company during engagement period, or if any of the separately agreed upon investors, provides us with capital in any offering of the Company’s securities during the six month period following expiration or termination (other than for cause as defined in FINRA Rule 5110(g)(5)(B)) of our engagement of the placement agent.

Right of First Refusal

Pursuant to the terms of the engagement agreement between us the Placement Agent, the Placement Agent shall have a right of first refusal to act as lead managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during the period ending December 31, 2025, for us, or any successor to us or any of our subsidiaries.

Other Relationships

The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

Determination of Offering Price

The combined public offering price per share and common warrants and the combined public offering price per pre-funded warrant and common warrants we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreements

Each of our officers and directors have agreed to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, they may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exceptions. In addition, we have agreed to not issue any shares of common stock or securities exercisable or convertible into shares of common stock for a period of 45 days following the closing date of this offering, subject to certain exceptions, or enter into an agreement to issue securities at a future determined price, for a period of 45 days following the closing date of this offering.

Transfer Agent and Registrar

Broadridge Financial Solutions, Inc. is the transfer agent and registrar for our common stock, which can be contacted at 51 Mercedes Way, Edgewood, NY 11717, shareholder@broadridge.com, or +1 (720) 378-5591.

The Nasdaq Capital Market Listing

Our common stock is currently listed on the Nasdaq Stock Market LLC under the symbol “APVO.” On February 24, 2025, the reported closing price per share of our common stock was $3.21. The final public offering price will be determined between us, the placement agent and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the common warrants or pre-funded warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and because we are a smaller reporting company, later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•
our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025;
•
our Current Report on Form 8-K filed with the SEC on February 11, 2025; and
•
the description of our Common Stock contained in Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025, including any amendment or report filed for the purpose of updating such description.

As a smaller reporting company, we also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA 98121

Attn: General Counsel

(206) 838-0500

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website, https://aptevotherapeutics.gcs-web.com/financial-reports/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Paul Hastings LLP, Washington, DC. The placement agent is being represented by Ellenoff Grossman & Schole LLP, New York, NY.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, incorporated in this prospectus by reference and included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to 1,557,632 Shares of Common Stock

Up to 1,557,632 Pre-Funded Warrants to Purchase up to 1,557,632 Shares of Common Stock

Up to 3,115,264 Common Warrants to Purchase up to 3,115,264 Shares of Common Stock

Up to 4,672,896 Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

PRELIMINARY PROSPECTUS

Roth Capital Partners

The date of this prospectus is , 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distributions

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$2,297
FINRA filing fee	$4,100
Accounting fees and expenses	$55,000
Legal fees and expenses	$100,000
Miscellaneous	$4,000
Total	$165,397

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant’s certificate of incorporation and bylaws each provide for indemnification of the registrant’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

The registrant has entered into indemnification agreements with its directors and officers whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the registrant. At present, there is no pending litigation or proceeding involving a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Item 15. Recent Sales of Unregistered Securities

We did not sell any unregistered securities during the year ended December 31, 2024.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Index

Exhibit Number	Description	Form	Exhibit	Filing Date	File No.	Filed Herewith
2.1	Contribution Agreement, dated July 29, 2016, by and among Emergent BioSolutions Inc., Aptevo Therapeutics Inc., Aptevo Research and Development LLC and Aptevo BioTherapeutics LLC	8-K	2.1	August 2, 2016	001-37746

+2.2	Separation and Distribution Agreement, dated July 29, 2016, by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.	8-K	2.2	August 2, 2016	001-37746

†+2.3	LLC Purchase Agreement, dated as of August 31, 2017, by and among Aptevo BioTherapeutics LLC, Aptevo Therapeutics Inc., Venus Bio Therapeutics Sub LLC, and Saol International Limited.	10-Q	2.1	November 13, 2017	001-37746

+2.4	LLC Purchase Agreement by and among Aptevo Therapeutics Inc. and Medexus Pharma, Inc. dated February 28, 2020.	8-K	2.1	March 2, 2020	001-37746

3.1	Amended and Restated Certificate of Incorporation of Aptevo Therapeutics Inc.	8-K	3.1	August 2, 2016	001-37746

3.2	Amended and Restated By-laws of the Company, as amended and restated on November 8, 2022.	10-Q	3.1	November 10, 2022	001-37746

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics Inc.	8-K	3.1	March 27, 2020	001-37746

3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of Aptevo Therapeutics Inc.	8-K	3.1	November 9, 2020	001-37746

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics Inc.	8-K	3.1	March 5, 2024	001-37746

3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aptevo Therapeutics Inc.	8-K	3.1	December 3, 2024	001-37746

4.1	Form of Common Stock Certificate	10	4.1	June 29, 2016	001-37746

4.2	Registration Rights Agreement, dated as of August 1, 2016, by and among Aptevo Therapeutics Inc. and certain of its stockholders	8-K	4	August 2, 2016	001-37746

4.3	Registration Rights Agreement, dated December 20, 2018, by and between Aptevo Therapeutics Inc. and Lincoln Park Capital Fund, LLC.	8-K	10.2	December 24, 2018	001-37746

4.4	Rights Agreement, dated as of November 8, 2020, by and between Aptevo Therapeutics Inc. and Broadridge Corporate Issuer Solutions, Inc., as rights agent	8-K	4.1	November 9, 2020	001-37746

4.5	Amendment No. 1 to Right Agreement, dated as of November 5, 2021, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent	8-K	4.1	November 5, 2021	001-37746

4.6	Amendment No. 2 to Rights Agreement, dated as of November 4, 2022, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.	8-K	4.1	November 4, 2022	001-37746

4.7	Amendment No. 3 to Rights Agreement, dated as of November 5, 2023, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent	8-K	4.1	November 3, 2023	001-37746

4.8	Amendment No. 4 to Rights Agreement, dated as of November 1, 2024, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent	8-K	4.1	November 4, 2024	001-37746

4.9	Description of Capital Stock of Aptevo Therapeutics		4.5	March 31, 2021	001-37746

4.10	Agreement to Terminate Registration Rights Agreement between the Company and Intervac L.L.C. and BioVac L.L.C.	10-K	4.7	March 24, 2022	001-37746

4.11	Form of Pre-Funded Warrant					X

4.12	Form of Common Warrant					X

5.1	Opinion of Paul Hastings, LLP					X

10.1	Transition Services Agreement, dated July 29, 2016, by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.	8-K	10.2	August 2, 2016	001-37746

10.2	Tax Matters Agreement, dated July 29, 2016, by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.	8-K	10.3	August 2, 2016	001-37746

10.3	Product License Agreement, dated July 29, 2016, by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.	8-K	10.8	August 2, 2016	001-37746

10.4	Aptevo Therapeutics Inc. Amended and Restated 2016 Stock Incentive Plan.	10-Q	4.1	August 10, 2017	001-37746

10.5	Aptevo Therapeutics Inc. Converted Equity Awards Incentive Plan	8-K	10.10	August 2, 2016	001-37746

10.6	Aptevo Therapeutics Inc. Amended and Restated Senior Management Severance Plan	10-K	10.6	March 24, 2022	001-37746

10.7	Form of Indemnity Agreement for directors and senior officers	10	10.9	April 15, 2016	001-37746

10.8	Fourth and Battery Office Lease, dated as of April 28, 2003, by and between Emergent Product Development Seattle, LLC (as successor-in-interest to Trubion Pharmaceuticals, Inc. and Genecraft, Inc.) and Selig Real Estate Holdings Eight L.L.C. , or the Seattle Office Lease	10	10.12	April 15, 2016	001-37746

10.9	Seattle Office Lease Amendment, dated December 8, 2004	10	10.13	April 15, 2016	001-37746

10.10	Seattle Office Lease Amendment, dated February 1, 2006	10	10.14	April 15, 2016	001-37746

10.11	Seattle Office Lease Amendment, dated February 2, 2007	10	10.15	April 15, 2016	001-37746

10.12	Seattle Office Lease Amendment, dated June 7, 2010	10	10.16	April 15, 2016	001-37746

10.13	Seattle Office Lease Amendment, dated December 21, 2010	10	10.17	April 15, 2016	001-37746

10.14	Seattle Office Lease Amendment, dated July 17, 2012	10	10.18	April 15, 2016	001-37746

10.15	Seventh Amendment to Seattle Office Lease, dated December 5, 2014	10	10.19	April 15, 2016	001-37746

†10.16	License and Co-Development Agreement, dated as of August 19, 2014, by and between Emergent Product Development Seattle, LLC and MorphoSys AG, or the MorphoSys Collaboration Agreement	10	10.20	June 29, 2016	001-37746

†10.17	First Amendment to MorphoSys Collaboration Agreement, dated June 19, 2015	10	10.21	April 15, 2016	001-37746

†10.18	Second Amendment to MorphoSys Collaboration Agreement, dated December 7, 2015	10	10.22	April 15, 2016	001-37746

10.19	Third Amendment to MorphoSys Collaboration Agreement, dated December 12, 2016	8-K	10.1	December 15, 2016	001-37746

10.20	Fourth Amendment MorphoSys Collaboration Agreement, dated June 19, 2017.	10	10.3	August 10, 2017	001-37746

10.21	Equity Distribution Agreement, dated November 9, 2017, between Aptevo Therapeutics, Inc. and Piper Jaffray and Company LLC.	8-K	1.1	November 9, 2017	001-37746

10.22	Collaboration and Option Agreement, dated as of July 20, 2017, by and between Aptevo Research and Development LLC, and Alligator Bioscience AB.	10-Q	10.2	November 13, 2017	001-37746

10.23	Amendment No. 3 to Credit and Security Agreement, dated as of February 23, 2018, by and among Aptevo Therapeutics Inc. and certain of its subsidiaries and Midcap Financial Trust.	10-K	10.38	March 13, 2018	001-37746

10.24	Third Amendment to Credit and Security Agreement dated August 30, 2022.	10-Q	3.1	November 10, 2022	001-37746

10.25	Aptevo Therapeutics Inc. 2018 Stock Incentive Plan.	10-Q	10.1	August 9, 2018	001-37746

10.26	Aptevo Therapeutics Inc. Non-Statutory Stock Option Agreement.	10-Q	10.2	August 9, 2018	001-37746

10.27	Eighth Amendment to Office Lease, dated as of March 19, 2019, by and between Aptevo Therapeutics Inc. and Selig Real Estate Holdings Eight L.L.C.	8-K	10.1	March 22, 2019	001-37746

10.28	Ninth Amendment to Office Lease, dated May 26, 2022, by and between Aptevo Therapeutics Inc. and Selig Real Estate Holdings Eight L.L.C.	10-K	10.3	August 11, 2022	001-37746

10.29	Amendment to LLC Purchase Agreement, dated as of August 31, 2017, by and among Aptevo BioTherapeutics LLC, Aptevo Therapeutics Inc., Venus Bio Therapeutics Sub LLC, and Saol International Limited.	10-Q	10.1	August 9, 2019	001-37746

10.30	Collaboration and License Agreement, dated as of December 19, 2005, by and among Wyeth Pharmaceuticals and Trubion Pharmaceuticals, Inc.	10-Q	10.1	August 14, 2020	001-37746

10.31	Amendment No. 1 to the Collaboration and License Agreement dated as of December 19, 2005 (the “Agreement”) by and between Trubion Pharmaceuticals, Inc. (“Trubion”) and Wyeth, acting through its Wyeth Pharmaceuticals Division (“Wyeth”).	10-Q	10.2	August 14, 2020	001-37746

10.32	Amendment No. 2 to the Collaboration and License Agreement dated as of December 19, 2005 (as previously amended, the “Agreement”) by and between Trubion Pharmaceuticals, Inc. (“Trubion”) and Wyeth LLC (formerly known as Wyeth), acting through its Wyeth Pharmaceuticals Division (“Wyeth”).	10-Q	10.3	August 14, 2020	001-37746

10.33	Amendment No. 3 to the Collaboration and License Agreement dated as of December 19, 2005 (as previously amended, the “Agreement”) by and between Emergent Product Development Seattle, LLC (successor to Trubion Pharmaceuticals, Inc. (“Trubion”)) (“EPDS”) and Wyeth LLC (formerly known as Wyeth), acting through its Wyeth Pharmaceuticals Division (“Wyeth”).	8-K	10.4	August 14, 2020	001-37746

10.34	Amendment No. 4 to the Collaboration and License Agreement dated as of December 19, 2005 (as previously amended, the “Agreement”) by and between Emergent Product Development Seattle, LLC (successor to Trubion Pharmaceuticals, Inc. (“Trubion”)) and Wyeth LLC (formerly known as Wyeth), acting through its Wyeth Pharmaceuticals Division (“Wyeth”).	10-Q	10.5	August 14, 2020	001-37746

10.35	Credit and Security Agreement, dated as of August 5, 2020, by and among Aptevo Therapeutics Inc., and MidCap Financial Trust.	10-Q	10.1	November 10, 2019	001-37746

10.36	Equity Distribution Agreement, dated December 14, 2020, between Aptevo Therapeutics Inc. and Piper Sandler & Co.	8-K	1.1	December 14, 2020	001-37746

10.37	Royalty Purchase Agreement by and among Aptevo Therapeutics Inc. and Healthcare Royalty Partners IV, LP. dated as of March 30, 2021.	10-Q	10.1	May 11, 2021	001-37746

10.38	Amendment to Royalty Purchase Agreement dated June 7, 2022.	10-Q	10.1	August 11, 2022	001-37746

10.39	First Amendment to Credit and Security Agreement dated March 30, 2021.	10-Q	10.2	May 11, 2021	001-37746

10.40	Limited Consent and Second Amendment to Credit and Security Agreement dated June 7, 2022.	10-Q	10.2	August 11, 2022	001-37746

10.41	Third Amendment to Credit and Security Agreement dated August 30, 2022.

10.42	Executive Transition Services Agreement.	10-Q	10.3	November 12, 2021	001-37746

10.43	Amendment to Executive Transition Services Agreement.	10-Q	10.4	November 12, 2021	001-37746

10.44	Purchase Agreement, dated February 16, 2022, by and between the Company and Lincoln Park.	8-K	10.1	February 17, 2022	001-37746

10.45	Registration Rights Agreement, dated February 16, 2022, by and between the Company and Lincoln Park.	8-K	10.2	February 17, 2022	001-37746

10.46	Payment Interest Purchase Agreement by and between Aptevo Therapeutics Inc. and XOMA (US) LLC, dated March 29, 2023.	10-Q	10.1	May 11, 2023	001-37746

10.47	Placement Agent Agreement, dated August 1, 2023, between the Company and A.G.P./Alliance Global Partners.	10-Q	10.4	August 10, 2023	001-37746

10.48	Securities Purchase Agreement, dated August 1, 2023, between the Company and the purchasers party thereto.	10-Q	10.5	August 10, 2023	001-37746

10.49	Warrant Inducement Agreement, by and between the Company and each Holder.	8-K	10.1	November 9, 2023	001-37746

10.50	Financial Advisory Agreement, dated as of November 9, 2023, between A.G.P./Alliance Global Partners and the Company.	8-K	10.2	November 9, 2023	001-37746

10.51	Securities Purchase Agreement, dated April 10, 2024, between the Company and the purchasers party thereto.	8-K	10.2	April 15, 2024	001-37746

10.52	Securities Purchase Agreement, dated June 28, 2024, between the Company and the purchasers party thereto.	8-K	10.2	July 1, 2024	001-37746

10.53	Securities Purchase Agreement, dated September 16, 2024, between the Company and the purchasers party thereto.	8-K	10.2	September 18, 2024	001-37746

10.54	Warrant Inducement Agreement, by and between the Company and each Holder.	8-K	10.1	December 12, 2024	001-37746

10.55	Form of Securities Purchase Agreement					X

10.56	Form of Placement Agency Agreement					X

21.1	Subsidiaries of Aptevo Therapeutics Inc.	10-K	21.1	March 5, 2023	001-37746

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney					X

107	Filing Fee Table					X

†	Confidential treatment granted from the Securities and Exchange Commission as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

+	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aptevo will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

Item 17. Undertakings

(1)
The undersigned registrant hereby undertakes:
a.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.
To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

b.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
d.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
e.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);A
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
The undersigned registrant hereby undertakes that:
a.
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
b.
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on February 28, 2025.

Aptevo Therapeutics, Inc.

Date: February 28, 2025	By:	/s/ Marvin L. White
Marvin L. White
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marvin L. White, Daphne Taylor, and SoYoung Kwon and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on the 28th day of February, 2025.

Signatures	Title

/s/Marvin L. White	President, Chief Executive Officer and Director
Marvin L. White	(Principal Executive Officer)

/s Daphne Taylor	Senior Vice President and Chief Financial Officer
Daphne Taylor	(Principal Financial and Accounting Officer)

/s/John E. Niederhuber, M.D.	Chairman of the Board of Directors
John E. Niederhuber, M.D.

/s/Daniel J. Abdun-Nabi	Director
Daniel J. Abdun-Nabi

/s/Grady Grant, III	Director
Grady Grant, III

/s/Zsolt Harsanyi, Ph. D.	Director
Zsolt Harsanyi, Ph. D.

/s/Barbara Lopez Kunz	Director
Barbara Lopez Kunz